Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of GMO Trust:

In planning and performing our audit of the financial statements of GMO Tobacco-Free Core Fund, GMO Global Growth Fund, GMO Taiwan Fund, GMO Tax-Managed International Equities Fund, GMO Inflation Indexed Plus Bond Fund, GMO Tax-Managed Small/Mid Cap Fund, GMO Currency Hedged International Bond Fund, GMO Domestic Bond Fund, GMO Tax-Managed U.S. Equities Fund, GMO Short-Duration Investment Fund, GMO U.S. Quality Equity Fund, GMO Foreign Fund, GMO International Small Companies Fund, GMO Foreign Small Companies Fund, GMO World Opportunity Overlay Fund, GMO U.S. Equity Allocation Fund (formerly GMO U.S. Sector Fund), GMO Core Plus Bond Fund, GMO Global Bond Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund, GMO Emerging Markets Quality Fund, GMO Alpha Only Fund, GMO Emerging Country Debt Fund, GMO Developed World Stock Fund, GMO Emerging Countries Fund, GMO Strategic Opportunities Allocation Fund (formerly GMO Strategic Balanced Allocation Fund), GMO Special Purpose Holding Fund, GMO Alternative Asset Opportunity Fund, GMO Global Balanced Asset Allocation Fund, GMO International Intrinsic Value Fund, GMO Real Estate Fund, GMO International Bond Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO Benchmark-Free Allocation Fund, GMO International Equity Allocation Fund, GMO Currency Hedged International Equity Fund, GMO International Opportunities Equity Allocation Fund, GMO Strategic Fixed Income Fund, GMO Emerging Markets Fund, GMO International Core Equity Fund, GMO International Growth Equity Fund, GMO U.S. Core Equity Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Small/Mid Cap Value Fund, and GMO U.S. Value Fund, (each a series of GMO Trust, hereafter referred to as the "Trust") as of and for the year ended February 28, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust’s internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Company's internal control over financial reporting.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trust’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust’s internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 2007.

This report is intended solely for the information and use of management and the Trustees of GMO Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2007